Exhibit 99.1

FLORHAM PARK, N.J., January 7, 2026—Phathom Pharmaceuticals, Inc. (Nasdaq: PHAT), a biopharmaceutical company focused on developing and commercializing novel treatments for gastrointestinal (GI) diseases, announced today that it intends to offer and sell, subject to market and other conditions, shares of its common stock or, in lieu of common stock to certain investors that so choose, pre-funded warrants to purchase shares of its common stock, in an underwritten public offering. In addition, Phathom intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the total number of the securities offered in the public offering. There can be no assurance as to whether or when the proposed offering may be completed, or as to the actual size or terms of the offering.

Phathom intends to use the net proceeds from the proposed offering for general corporate purposes, including for working capital and commercialization and research and development expenses.

Guggenheim Securities and Cantor are acting as joint bookrunning managers for the proposed offering.

The securities described above are being offered by Phathom pursuant to a shelf registration statement that was filed with the Securities and Exchange Commission (SEC) on January 7, 2026 and became effective automatically upon filing. The proposed offering is being made only by means of a written prospectus, including a prospectus supplement, forming a part of an effective registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to the proposed offering may be obtained from: Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, 8th Floor, New York, NY 10017, by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com; or Cantor Fitzgerald & Co., Attention: Capital Markets, 110 East 59th Street, 6th Floor, New York, NY 10022, or by email at prospectus@cantor.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Phathom

Phathom Pharmaceuticals is a biopharmaceutical company focused on the development and commercialization of novel treatments for gastrointestinal diseases. Phathom has in-licensed the exclusive rights to vonoprazan, a first-in-class potassium-competitive acid blocker (PCAB), for the U.S., Europe and Canada. Phathom currently markets vonoprazan in the United States as VOQUEZNA® (vonoprazan) tablets for the relief of heartburn associated with Non-Erosive GERD in adults, the healing and maintenance of healing of Erosive GERD in adults and relief of associated heartburn, and as part of VOQUEZNA® TRIPLE PAK® (vonoprazan tablets, amoxicillin capsules, clarithromycin tablets) and VOQUEZNA® DUAL PAK® (vonoprazan tablets, amoxicillin capsules) for the treatment of H. pylori infection in adults.

Forward-Looking Statements

Phathom cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements relating to the offering, including the timing of the offering and the anticipated use of the net proceeds therefrom and the grant of the option to purchase additional shares. The inclusion of forward-looking statements should not be regarded as a representation by Phathom that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, as well as risks and uncertainties inherent in Phathom’s business described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Phathom undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

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CONTACTS

Media Contact:

Nick Benedetto

1-877-742-8466

media@phathompharma.com

Investor Contact:

Eric Sciorilli

1-877-742-8466

ir@phathompharma.com

© 2026 Phathom Pharmaceuticals. All rights reserved. VOQUEZNA, VOQUEZNA DUAL PAK, VOQUEZNA TRIPLE PAK, Phathom Pharmaceuticals, and their respective logos are registered trademarks of Phathom Pharmaceuticals, Inc.